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                                                               MORGAN & COMPANY
                                                          CHARTERED ACCOUNTANTS








                          INDEPENDENT AUDITORS' CONSENT




We consent to the use in the Registration Statement of New Paltz Capital Corp. on Amendment No. 1 to Form SB-2 of our Auditors' Report, dated August 24, 2001, on the balance sheets of New Paltz Capital Corp. as at June 30, 2001 and 2000, and the related statements of operations and deficit, cash flows and stockholders' equity for the year ended June 30, 2001, and for the period from inception on March 14, 2000 to June 30, 2000.

In addition, we consent to the reference to us under the heading "Interest of Named Experts and Counsel" in such Registration Statement.




Vancouver, Canada                                      /s/ "Morgan & Company"

January 14, 2002                                       Chartered Accountants





Tel: (604) 687-5841             Member of          P.O. Box 10007 Pacific Centre
Fax: (604) 687-0075               ACPA           Suite 1488-700 West Georgia St.
www.morgan-cas.com            International               Vancouver, B.C. V7Y1A1